UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 21, 2022

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 N. Harwood Street, Suite 2200

Dallas, TX 75201

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CONE	The NASDAQ Global Select Market
1.450% Senior Notes due 2027	CONE27	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

As previously disclosed, on November 14, 2021, CyrusOne Inc., a Maryland corporation (“CyrusOne” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cavalry Parent L.P., a Delaware limited partnership (“Parent”), and Cavalry Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. On December 30, 2021, the Company filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement in connection with the Merger (the “Proxy Statement”).

Following the filing of the Proxy Statement, as of the date of this Current Report on Form 8-K, seven complaints have been filed in federal courts in New York, New Jersey and Pennsylvania by purported CyrusOne stockholders against CyrusOne and the members of the CyrusOne board of directors (the “Board”) in connection with the Merger: O’Dell v. CyrusOne Inc., et al., Case No. 1:22-cv-00016 (filed January 3, 2022) (S.D.N.Y.); Jeewa v. CyrusOne Inc., et al., Case No. 1:22-cv-00064 (filed January 4, 2022) (S.D.N.Y.); Ciccotelli v. CyrusOne Inc., et al., Case No. 1:22-cv-00145 (filed January 6, 2022) (S.D.N.Y.); Coffman v. CyrusOne Inc., et al., Case No. 2:22-cv-00140 (filed January 12, 2022) (D.N.J.); Waterman v. CyrusOne Inc., et al., Case No. 2:22-cv-00167 (filed January 13, 2022) (E.D. Pa.); Wilson v. CyrusOne Inc., et al., Case No. 2:22-cv-00178 (filed January 13, 2022) (D.N.J.); and Lawrence v. CyrusOne Inc., et al., Case No. 1:22-cv-00406 (filed January 17, 2022) (S.D.N.Y.) (collectively, the “Stockholder Litigation”). The complaints in the Stockholder Litigation include allegations that, among other things, the Proxy Statement omitted certain material information in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-9 promulgated under the Exchange Act, rendering the Proxy Statement false and misleading. Additionally, on December 30, 2021 and January 5, 2022, purported CyrusOne stockholders sent demand letters alleging similar insufficiencies in the disclosures in the Proxy Statement (such letters, the “Demand Letters”, and together with the Stockholder Litigation, the “Litigation Matters”).

The plaintiffs in the Stockholder Litigation seek various remedies, including preliminarily and permanently enjoining the defendants from proceeding with the Merger unless the defendants disclose allegedly material information that was allegedly omitted from the Proxy Statement, rescinding the Merger in the event that it is consummated or awarding rescissory damages, directing the defendants to disseminate a proxy statement that does not contain any untrue statements of material fact and that states all material facts required in it or necessary to make the statements contained therein not misleading, declaring that defendants violated Sections 14(a) and/or 20(a) of the Exchange Act and the related rules and regulations thereunder, awarding costs, including attorneys’ and expert fees, and granting such other and further relief as the court may deem just and proper.

The Company believes that the claims asserted in the Litigation Matters are without merit and no supplemental disclosure is required under applicable law. However, in order to avoid the risk of the Litigation Matters delaying or adversely affecting the Merger and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company has determined to voluntarily supplement the Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Litigation Matters that any additional disclosure was or is required.

These supplemental disclosures will not affect the merger consideration to be paid to CyrusOne stockholders in connection with the Merger or the timing of the special meeting of stockholders of the Company, which is scheduled to be held on February 1, 2022 at 9:30 a.m., Central Time (10:30 a.m., Eastern Time), in a virtual-only meeting format, at https://meetnow.global/MTUZUCT (the “Special Meeting”). The Board continues to recommend that you vote “FOR” the proposal to approve the Merger in accordance with the terms of the Merger Agreement, the Merger Agreement and the other transactions contemplated by the Merger Agreement and “FOR” the other proposals being considered at the Special Meeting.

Supplemental Disclosures to the Proxy Statement in Connection with the Litigation Matters

The following disclosures in this Current Report on Form 8-K supplement the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety. All page references are to the Proxy Statement and terms used below, unless otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.

The disclosure in the section entitled “The Merger” under the heading “Background of the Merger”, beginning on page 31 of the Proxy Statement, is hereby amended by:

Adding the following sentence following the final sentence of the fifth paragraph on page 31:

Each non-disclosure agreement with each of those 11 parties contained customary standstill provisions that would automatically terminate upon the entry by the Company into a definitive acquisition agreement with a third party and other customary provisions.

Adding the following sentences following the final sentence of the second paragraph on page 33:

The composition of the Committee was determined based on a variety of factors, including, among other things, the directors’ respective roles on the Board and their respective experience, qualifications, attributes and skills. The Board did not determine that any of the directors could not serve on the Committee. The Board retained responsibility for oversight of the process and did not delegate any exclusive authority to the Committee. The Committee regularly updated the Board with respect to material developments in the process.

Adding the following new paragraph following the fourth full paragraph on page 41:

None of the Company’s directors or executive officers engaged in any material discussions or negotiations regarding any potential agreement, arrangement or understanding with KKR, GIP, Parent or any of their affiliates, or any other potential acquiror described above, in connection with the process described above, regarding such person’s employment, or providing for any compensation or benefits to such person, following the closing of an acquisition of the Company.

The disclosure in the section entitled “The Merger” under the heading “Opinion of the Company’s Financial Advisor”, beginning on page 48 of the Proxy Statement, is hereby amended by:

Amending and restating the final paragraph on page 50, under the sub-heading “—Discounted Cash Flow Analysis”, as follows (with new text underlined):

Morgan Stanley also calculated a range of implied terminal enterprise values of the Company as of December 31, 2024 by applying a range of implied exit multiples of 19.0x to 21.0x to the forecasted Adjusted EBITDA of the Company for the twelve months ending December 31, 2025 with a midpoint of 20.0x at exit. The range of multiples was selected, based on Morgan Stanley’s professional judgment and experience with respect to valuations of these types of businesses, using the historical trading performance of the Company relative to select public peers, including those identified in the section of this proxy statement entitled “—Opinion of the Company’s Financial Advisor—Comparative Public Trading Multiples Analysis”.

Amending and restating the first full paragraph on page 51, under the sub-heading “—Discounted Cash Flow Analysis”, as follows (with new text underlined and deleted text marked with a strikethrough):

Morgan Stanley then discounted the estimated Unlevered Free Cash Flow and range of estimated terminal values derived to present value as of September 30, 2021, using rates ~~based on Morgan Stanley’s judgment of the estimated range~~ of the Company’s weighted average cost of capital of 5.6% to 6.4%, to derive ranges of implied enterprise values for the Company. The range of the Company’s weighted average cost of capital was selected by Morgan Stanley based on its professional judgment and experience and application of the capital asset pricing model, which requires certain company-specific inputs, including target capital structure weightings, the cost of long-term debt, future applicable marginal cash tax rate and a beta value for the Company, as well as certain financial metrics for the U.S. financial markets generally, and Morgan Stanley applied a 0.5% band around its calculation of the Company’s cost of equity of 7.3%. The present value as of September 30, 2021 of the Unlevered Free Cash Flow estimates ranged from approximately negative $2.138 billion to negative $2.161 billion, and the present value as of September 30, 2021 of the discounted terminal values of the Company ranged from approximately $14.893 billion to approximately $16.845 billion, resulting in implied enterprise values that ranged from approximately $12.755 billion to $14.684 billion. From the ranges of implied enterprise values, Morgan Stanley then deducted the Company’s net debt of approximately $2.96 billion as of September 30, 2021, and added the value of certain equity investments of the Company of approximately $30 million as of September 30, 2021, to arrive at a range of enterprise values for the Company, and subsequently derive a range of implied equity value in respect of the fully diluted share count of 131,068,340 as of September 30, 2021.

Adding the following sentence and table following the first sentence of the fourth full paragraph on page 51, under the sub-heading “—Analysts’ Price Target Analysis”:

The following table reflects the publicly available price targets for shares of common stock published by such equity research analysts during 2021 (excluding one price target published in March 2021):

Equity Research Analyst	Date of Report	Price Target
Citi	September 22, 2021	$79.00
Jefferies	September 13, 2021	$88.00
Deutsche Bank	September 12, 2021	$82.00
Wolfe	September 12, 2021	$75.00
Morgan Stanley	September 8, 2021	$80.00
Cowen	August 31, 2021	$78.00
Barclays	August 25, 2021	$78.00
BMO	August 23, 2021	$83.00
TD Securities	August 19, 2021	$88.00
RBC	August 15, 2021	$82.00
Credit Suisse	July 30, 2021	$81.00
JP Morgan	July 29, 2021	$76.00
Stifel	July 29, 2021	$85.00
Truist	July 29, 2021	$75.00
Wells Fargo	July 29, 2021	$80.00
Berenberg	July 29, 2021	$83.00
Raymond James	July 29, 2021	$82.00
Bank of America	July 28, 2021	$90.00
UBS	July 28, 2021	$70.00
Moffett	July 28, 2021	$70.00

Adding the following sentence and table following the first sentence of the sixth full paragraph on page 51, under the sub-heading “—Net Asset Value”:

The following table reflects the publicly available NAV estimates for shares of common stock published by such equity research analysts during 2021:

Equity Research Analyst	Date of Report	Price Target
Jefferies	September 13, 2021	$92.60
BMO	August 23, 2021	$67.87
TD Securities	August 19, 2021	$72.80
Bank of America	July 28, 2021	$62.50
KeyBanc	July 28, 2021	$59.00
UBS	July 28, 2021	$78.05

Amending and restating the first bullet point of the third paragraph on page 52, under the sub-heading “—Comparative Public Trading Multiples Analysis”, as follows (with new text underlined):

•	the aggregate value for each such company (obtained by calculating the sum of equity market capitalization of such company plus the net debt of such company and other applicable adjustments such as adjustments for preferred stock and minority interests) as a multiple of its estimated calendar year 2022 EBITDA (based on Capital IQ consensus estimates for the selected companies and the Company, and also the 2022 Adjusted EBITDA estimate from management of $667 million for the Company) (referred to as “AV / 2022E EBITDA”); and

Adding the following paragraph and table following the second bullet point of the third paragraph on page 52, under the sub-heading “—Comparative Public Trading Multiples Analysis”:

The following table presents these metrics for each of the selected companies and the Company:

Selected Companies	AV / 2022E EBITDA		P / 2022E FFO
CoreSite Realty Corporation	25.2	x	26.0	x
Digital Realty Trust, Inc.	23.6	x	22.2	x
Equinix, Inc.	24.8	x	38.1	x
Switch Inc.	20.1	x	20.1	x
CyrusOne Inc.	19.5	x	17.3	x

Adding the following sentence following the first sentence of the seventh paragraph on page 52, under the sub-heading “—Precedent Transaction Analysis”:

The precedent transactions analysis consisted of two separate analyses – a precedent premiums paid analysis and a precedent data center transactions analysis, each of which is described in detail below.

Amending and restating the two tables on page 53, under the sub-heading “—Precedent Premiums Paid Analysis”, to add the “Premium Paid to Unaffected Price” column, as follows:

Digital Infrastructure Precedents

Transaction Announcement Date	Acquiror	Target	Premium Paid to Unaffected Price
June 7, 2021	Blackstone REIT Operating Partnership; The Blackstone Group Inc.	QTS Realty Trust, Inc.	23.7%
October 29, 2019	Digital Realty Trust, Inc.	InterXion Holding N.V.	14.2%
May 8, 2019	Digital Colony Partners / EQT Infrastructure IV Fund	Zayo Group Holdings, Inc.	15.2%

REIT Precedents

Transaction Announcement Date	Acquiror	Target	Premium Paid to Unaffected Price
April 29, 2021	Realty Income Corporation	VEREIT, Inc.	18.8%
October 27, 2019	Prologis, L.P.	Liberty Property Trust	20.4%
July 31, 2018	Brookfield Asset Management Inc.	Forest City Realty Trust, Inc.	24.8%
April 29, 2018	Prologis, Inc.	DCT Industrial Trust Inc.	20.2%
November 13, 2017	Brookfield Property Partners L.P.	GGP Inc. (nka: Brookfield Property REIT Inc.)	14.0%
November 8, 2015	Weyerhaeuser Company	Plum Creek Timber Co. Inc.	18.9%
October 8, 2015	Blackstone Real Estate Advisors; Blackstone Real Estate Partners VIII, L.P.	BioMed Realty Trust Inc.	28.5%
October 23, 2013	American Realty Capital Properties, Inc. (nka: VEREIT, Inc.)	Cole Real Estate Investments, Inc.	18.4%

Amending and restating the two tables on page 54, under the sub-heading “—Precedent Data Center Transactions Analysis”, to add the “LTM EBITDA Multiple” and “NTM EBITDA Multiple” columns, as follows:

Selected Transactions

Acquiror	Target	LTM EBITDA Multiple		NTM EBITDA Multiple
Blackstone REIT Operating Partnership; The Blackstone Group Inc.	QTS Realty Trust, Inc.	27.6	x	24.9	x
EQT Infrastructure IV Fund	EdgeConneX, Inc.	~22.0	x	-(1)
Macquarie Asia Infrastructure Fund 2	AirTrunk Operating Pty Ltd	-(1)		33.3	x
Digital Realty Trust, Inc.	InterXion Holding N.V.	25.5	x	22.3	x
Digital Realty Trust, Inc., Brookfield Infrastructure	Ascenty LLC	-(1)		15.3	x
Digital Realty Trust, Inc.	DuPont Fabros Technology, Inc.	23.0	x	20.4	x
Equinix, Inc.	29 Data Centers owned by Verizon Communications Inc.	12.8	x	13.3	x
BC Partners, Longview Asset Management and Medina Capital	Data Centers and Colocation Business of CenturyLink, Inc.	12.0	x	-(1)
Equinix, Inc.	Telecity Group plc	16.3	x	15.1	x

(1) Morgan Stanley was not able to calculate the relevant multiple based on publicly available information.

Selected Transactions

Acquiror	Target	LTM EBITDA Multiple		NTM EBITDA Multiple
Blackstone REIT Operating Partnership; The Blackstone Group Inc.	QTS Realty Trust, Inc.	27.6	x	24.9	x
Digital Realty Trust, Inc.	InterXion Holding N.V.	25.5	x	22.3	x
Digital Realty Trust, Inc.	DuPont Fabros Technology, Inc.	23.0	x	20.4	x

Amending and restating the first full paragraph on page 56, under the sub-heading “—General”, as follows (with new text underlined and deleted text marked with a strikethrough):

In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have provided financing services for the Company and received aggregate fees of approximately $2 to $5 million in connection with such services. In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have provided financial advisory and financing services ~~to Parent and its affiliates, including affiliates of KKR and GIP, and have received fees in connection with such services~~ for GIP and certain of its affiliates and their affiliated funds’ respective portfolio companies (the “GIP Related Entities”), and for KKR and certain of its affiliates and their affiliated funds’ respective portfolio companies (the “KKR Related Entities”), and have received aggregate fees of approximately $10 to $20 million in connection with such services from GIP and the GIP Related Entities, and aggregate fees of greater than $100 million in connection with such services from KKR and the KKR Related Entities and GIP. Morgan Stanley and its affiliates may also seek to provide financial advisory and financing services to the Company, Parent and their respective affiliates, including ~~affiliates of~~ GIP, the GIP Related Entities, KKR and ~~GIP~~ the KKR Related Entities, in the future and would expect to receive fees for the rendering of these services.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, the Company has filed relevant materials with the SEC, including the Proxy Statement. The Company filed the Proxy Statement with the SEC on December 30, 2021 and mailed it to stockholders of the Company beginning on December 31, 2021. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND THE OTHER DOCUMENTS RELATING TO THE PROPOSED MERGER CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders are able to obtain free copies of the Proxy Statement and other documents containing important information about the Company, through the website maintained by the SEC at http://www.sec.gov or free of charge by directing a request to the Company’s Investor Relations Department at 972-350-0060 or investorrelations@cyrusone.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed merger. Information about the directors and executive officers of the Company is set forth in the Proxy Statement, the Company’s proxy statement for its 2021 annual meeting of stockholders on Schedule 14A filed with the SEC on April 8, 2021, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 19, 2021.

Cautionary Statement Regarding Forward-Looking Statements

The information included herein, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions.

In particular, statements pertaining to the Company’s capital resources, portfolio performance, financial condition and results of operations contain certain forward-looking statements. Likewise, all of the Company’s statements regarding anticipated growth in the Company’s funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) the Company’s proposed merger with Parent may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the Company or the expected benefits of the proposed merger or that the approval of the Company’s stockholders is not obtained; (ii) the failure to realize the anticipated benefits of the proposed merger; (iii) the ability of Parent to obtain debt financing in connection with the proposed merger; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances which would require the Company to pay a termination fee or other expenses; (vii) the effect of the announcement or pendency of the merger on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the risk that shareholder litigation in connection with the merger may result in significant costs of defense, indemnification and liability; (x) the potential widespread and highly uncertain impact of public health outbreaks, epidemics and pandemics, such as the COVID-19 pandemic; (xi) loss of key customers; (xii) indemnification and liability provisions as well as service level commitments in the Company’s contracts with customers imposing significant costs on the Company in the event of losses; (xiii) economic downturn, natural disaster or oversupply of data centers in the limited geographic areas that the Company serves; (xiv) risks related to the development of the Company’s properties including, without limitation, obtaining applicable permits, power and connectivity and the Company’s ability to successfully lease those properties; (xv) weakening in the fundamentals for data center real estate, including but not limited to, increased competition, falling market rents, decreases in or slowed growth of global data, e-commerce and demand for outsourcing of data storage and cloud-based applications; (xvi) loss of access to key third-party service providers and suppliers; (xvii) risks of loss of power or cooling which may interrupt the Company’s services to its customers; (xviii) inability to identify and complete acquisitions and operate acquired properties; (xix) the Company’s failure to obtain necessary outside financing on favorable terms, or at all; (xx) restrictions in the instruments governing the Company’s indebtedness; (xxi) risks related to environmental, social and governance matters; (xxii) unknown or contingent liabilities related to the Company’s acquisitions; (xxiii) significant competition in the Company’s industry; (xxiv) recent turnover, or the further loss of, any of the Company’s key personnel; (xxv) risks associated with real estate assets and the industry; (xxvi) failure to maintain the Company’s status as a real estate investment trust (“REIT”) or to comply with the highly technical and complex REIT provisions of the Internal Revenue Code of 1986, as amended (the “Code”); (xxvii) REIT distribution requirements could adversely affect the Company’s ability to execute its business plan; (xviii) insufficient cash available for distribution to stockholders; (xxix) future offerings of debt may adversely affect the market price of the Company’s common stock; (xxx) increases in market interest rates will increase the Company’s borrowing costs and may drive potential investors to seek higher dividend yields and reduce demand for the Company’s common stock; (xxxi) market price and volume of stock could be volatile; (xxxii) risks related to regulatory changes impacting the Company’s customers and demand for colocation space in particular geographies; (xxxiii) the Company’s international activities, including those conducted as a result of land acquisitions and with respect to leased land and buildings, are subject to special risks different from those faced by the Company in the United States; (xxxiv) the continuing uncertainty about the future relationship between the United Kingdom and the European Union following the United Kingdom’s withdrawal from the European Union; (xxxv) expanded and widened price increases in certain selective materials for data center development capital expenditures due to international trade negotiations; (xxxvi) a failure to comply with anti-corruption laws and regulations; (xxxvii) legislative or other actions relating to taxes; (xxxviii) any significant security breach or cyber-attack on the Company or its key partners or customers; (xxxix) the ongoing trade conflict between the United States and the People’s Republic of China; (xl) increased operating costs and capital expenditures at the Company’s facilities, including those resulting from higher utilization by the Company’s customers, general market conditions and inflation, exceeding revenue growth; and (xli) other factors affecting the real estate and technology industries generally.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the Company’s other filings with the SEC. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We disclaim any obligation other than as required by law to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors or for new information, data or methods, future events or other changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: January 21, 2022	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary